                                 Code of Ethics

                    Lincoln National Variable Annuity Fund A
                  Lincoln National Aggressive Growth Fund, Inc.
                        Lincoln National Bond Fund, Inc.
                Lincoln National Capital Appreciation Fund, Inc.
                    Lincoln National Equity-Income Fund, Inc.
               Lincoln National Global Asset Allocation Fund, Inc.
                  Lincoln National Growth and Income Fund, Inc.
                    Lincoln National International Fund, Inc.
                       Lincoln National Managed Fund, Inc.
                    Lincoln National Money Market Fund, Inc.
                  Lincoln National Social Awareness Fund, Inc.
                Lincoln National Special Opportunities Fund, Inc.

                    ----------------------------------------

Section 1 - Statement of General Fiduciary Principles

         This Code of Ethics (the "Code") is adopted to prescribe standards and procedures which are designed to prevent conduct which is in contravention of
Section 17(j)-1 of the Investment Company Act of 1940 [15 U.S.C.
80q-17(j)-1] (the "1940 Act").

         The Code is applicable to all Access Persons (as defined below). The fundamental standard of this code is that, at all times, Access persons should place the interests of the corporation's Separate Account's shareholders/unitholders first. No action should be taken by an Access Person which is inconsistent with this obligation. An Access Person must abide by both the spirit and the letter of the Code in order to avoid even the appearance of impropriety, as well as potential conflict situations. Any and all personal securities transactions must be conducted in a manner consistent with the Code so as to avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility. It is imperative that Access Persons avoid any situation that might compromise or call into question their exercise of judgment that is fully independent and that places primary importance on their fiduciary duty to shareholders.

Section 2 - Definitions

         (a) "Corporation" means Lincoln National Variable Annuity Fund A, Lincoln National Aggressive Growth Fund, Inc., Lincoln National Bond Fund, Inc., Lincoln National Capital Appreciation Fund, Inc., Lincoln National Equity-Income Fund, Inc., Lincoln National Global Asset Allocation Fund, Inc., Lincoln National Growth and Income Fund, Inc., Lincoln National International Fund, Inc., Lincoln National Managed Fund, Inc., Lincoln National Money Market Fund, Inc., Lincoln National Social Awareness Fund, Inc., Lincoln National Special Opportunities Fund, Inc.

         (b) "Access Person" means (1) any employee, director or officer of the Corporation; and (2) any Advisory Person (defined below); and (3) any natural person in a control relationship to the Corporation or to the Adviser who obtains information concerning current recommendations made to the Corporation with regard to security transactions.

         (c) "Advisory Person" means any officer, director or employee of the Corporation who in connection with his or her regular functions or duties, makes any recommendation, participates in the determination of which recommendation should be made or whose principal function or duties relate to the determination of which recommendation shall be made to any registered investment company with respect to the purchase or sale of securities for the Corporation, or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by any such investment adviser to any registered investment company.

         (d) "Director" means each member of the board of Directors of the Corporation.

         (e) "Independent Director" means each Corporation director who is not an "interested person" of the investment company under the provisions of Section 2 (a)(19) of the 1940 Act.

         (f) A security is "to be considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (g) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 (15 U.S.C. 78p] and the rules and regulations thereunder, except that the determination of direct and indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

         (h) "Compliance Officer" means the officer so designated by the Corporation, to review the personal securities transactions of Access Persons, and to make related decisions and offer advice regarding such personal securities transactions.

         (i) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

         (j) "Purchase or sale of a security" and "security transaction" includes, inter alia, the writing of an option to purchase or sell a security.

         (k) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act except that it shall not include securities issued by the government of the United States, banker's acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies or short term debt securities. The term "security" includes any option right related to a security.

         (l) "Security held or to be acquired" by the Corporation means any security as defined above which, within the most recent 15 days, (i) is or has been held by the Corporation, or (ii) is being or has been considered by the Corporation or the Adviser for purchase by the Corporation.

Section 3 - Exempt Transactions

         The prohibitions of Section 4 of the Code shall not apply to:

         (a) Purchases or sales effected in any account over which the Access person has no direct or indirect influence or control;

         (b) Purchases or sales of securities which are not eligible for purchase or sale by the Corporation;

         (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Corporation;

         (d) Purchases which are part of an automatic dividend reinvestment plan;

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

         (f) Purchases or sales which are only remotely potentially harmful to the Corporation because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities held or to be acquired or sold by the Corporation.

Section 4 - Prohibitions

         (a) No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

                  (1) Is currently being considered for purchase or sale by the Corporation; or

                  (2) Is currently being purchased or sold by the Corporation.

         (b) No Advisory Person may invest in or acquire any securities in an initial public offering.

         (c) No Advisory Person may invest in a private placement without first obtaining approval from the Compliance Officer or Law Division appropriate under the circumstances.

         (d) No Access Person may make personal use of information available only by reason of his or her position until after the Corporation has acted upon it and, in addition, each investment opportunity which comes to the attention of any such Access Person and which is appropriate for consideration by the Corporation must first be made available to the Corporation before the Access Person may take personal advantage of such investment opportunity.

         (e) No Advisory Person may receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Corporation/Separate Account.

         (f) No Advisory Person may serve as a director on the board of a publicly traded company without first obtaining approval from the Compliance Officer or Law Division.

         (g) For a period of three trading days before and after the Corporation's trade, no Access Person shall trade in a security which is or has been traded by the Corporation.

Section 5 - Reporting

         Except as provided below under "Exceptions," each Access Person shall report not later than ten (10) days after the end of a calendar quarter, each transaction during such calendar quarter in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security. Such transactions may involve any of the following:

         (a) A security in which the Access Person, the Access Person's spouse or minor children, or any relative residing in the Access Person's home, has any direct or indirect beneficial interest in himself or herself, including by reason of being the settlor of a revocable trust.

         (b) A security in which the Access person, or the Access Person's spouse or minor children may, by reason of any agreement or understanding, vest or revest any beneficial interest in himself or herself, including by reason of being the settlor of a revocable trust.

         (c) A security whose purchase or sale was or may be controlled or influenced by the Access person, including securities for the account of a trust of which the Access Person is a trustee.

         In addition, all Access Persons shall preclear personal securities transactions with the Compliance Officer. After preclearance has been granted, the Compliance Officer shall monitor such precleared personal securities transactions in accordance with Section 5 - Form of Reporting below.

EXCEPTIONS

         (a) No report is required of security transactions of any account over which the Access Person does not have any direct or indirect influence or control.

         (b) Independent Directors who would be required to make a report solely by reason of being a director are required only to report those security transactions where such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Corporation, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director, such security is or was purchased or sold by or on behalf of the Corporation or such purchase or sale is or was considered by the Corporation or the Adviser. No director shall be presumed to know such matters solely by reason of his or her being a director or serving on any committee of the Board of Directors.

Form of Report

         Each report shall be made to the Compliance Officer no later than 10 days after the end of the calendar quarter in which the transaction occurred. The report shall contain the following information:

         (a) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

         (b) the nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

         (c) the price at which the transaction was effected; and

         (d) the name of the broker, dealer or bank with or through whom the transaction was effected.

         Any report submitted to comply with the requirements of this Section 5 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

         Every Advisory Person shall disclose all personal securities holdings upon the commencement of a relationship between such Advisory Person and the Corporation and/or the Adviser.

         All Access Persons shall certify annually that they have read and complied with the Code.

         Until further notice, all reports filed with the Compliance Officer shall be mailed to: Jerry C. Danielson, AVP and Chief Compliance Officer, Internal Audit, P.O. Box 1110, 1300 South Clinton Street, Fort Wayne, IN 46801.

Use of the Form

         The filed report will be reviewed by the Compliance Officer of the Corporation and of the Adviser. It will be confidential and subject only to disclosure to the SEC staff as required by law pursuant to a periodic, special or other examination. The reports of persons other than independent directors may be disclosed to there senior officers of the Corporation or the Adviser or to legal counsel as deemed necessary for compliance purposes and to otherwise administer the Code. Reports of independent directors will be subject to disclosure only to the person with whom they are filed, the SEC staff as required by law, independent directors of the Corporation involved, relevant committees composed of such directors, and the Corporation's legal counsel (if such directors or such committees shall determine to consult counsel in respect to any such report).

Section 6 - Sanctions

     Upon discovering a violation of the Code, the Corporation, the Adviser, or the Board of Directors, whichever is most appropriate under the circumstances, may impose such sanctions as it deems appropriate, including, inter alia, censure, suspension or termination of employment. All material violations of the code and any sanctions imposed with respect hereto shall be reported periodically, as necessary, to the Board of Directors of the Corporation.

     Until further notice, certificates of compliance with the Code may be forwarded to the Securities Compliance Unit, Lincoln National Corporation.

            CERTIFICATE OF REVIEW AND COMPLIANCE WITH CODE OF ETHICS


         I hereby acknowledge receipt and review of the Code of Ethics for any or all of the following: Lincoln National Variable Annuity Fund A, Lincoln National Aggressive Growth Fund, Inc., Lincoln National Bond Fund, Inc., Lincoln National Capital Appreciation Fund, Inc., Lincoln National Equity-Income Fund, Inc., Lincoln National Global Asset Allocation Fund, Inc., Lincoln National Growth and Income Fund, Inc., Lincoln National International Fund, Inc., Lincoln National Managed Fund, Inc., Lincoln National Money Market Fund, Inc., Lincoln National Social Awareness Fund, Inc., Lincoln National Special Opportunities Fund, Inc. I understand its provisions and its applicability to me. I have complied with both the letter and the spirit of the Code, and I will continue to do so during the upcoming year. I understand that if I have any questions regarding the Code and its application, I shall direct these questions to Jerry Danielson, Chief Compliance Officer at (219) 455-3984.


Signed:_______________________         Date:_______________________

Position:_____________________

Company:______________________


                               CONSENT TO RELEASE
                        REPORTS OF PERSONAL TRANSACTIONS

To:_______________________________

         I am reporting my personal securities transactions to Jerry Danielson, Chief Compliance Officer, under the Code of Ethics for Lincoln National Variable Annuity Fund A, Lincoln National Aggressive Growth Fund, Inc., Lincoln National Bond Fund, Inc., Lincoln National Capital Appreciation Fund, Inc., Lincoln National Equity-Income Fund, Inc., Lincoln National Global Asset Allocation Fund, Inc., Lincoln National Growth and Income Fund, Inc., Lincoln National International Fund, Inc., Lincoln National Managed Fund, Inc., Lincoln National Money Market Fund, Inc., Lincoln National Social Awareness Fund, Inc., Lincoln National Special Opportunities Fund, Inc.


I consent to having copies of all reports which I file made available so long as I am an Access Person with respect to any or all of the above companies.


Signed:_______________________         Date:_______________________

            CERTIFICATE OF REVIEW AND COMPLIANCE WITH CODE OF ETHICS


         I hereby acknowledge receipt and review of the Code of Ethics for any or all of the following: Lincoln National Variable Annuity Fund A, Lincoln National Aggressive Growth Fund, Inc., Lincoln National Bond Fund, Inc., Lincoln National Capital Appreciation Fund, Inc., Lincoln National Equity-Income Fund, Inc., Lincoln National Global Asset Allocation Fund, Inc., Lincoln National Growth and Income Fund, Inc., Lincoln National International Fund, Inc., Lincoln National Managed Fund, Inc., Lincoln National Money Market Fund, Inc., Lincoln National Social Awareness Fund, Inc., Lincoln National Special Opportunities Fund, Inc. I understand its provisions and its applicability to me. I have complied with both the letter and the spirit of the Code, and I will continue to do so during the upcoming year. I understand that if I have any questions regarding the Code and its application, I shall direct these questions to Regina Rohrbacher, Compliance Director at (219) 455-7407.



         Signature:         /s/ John B. Borsch, Jr
                   ---------------------------------------

         Name:                  John B. Borsch, Jr
              --------------------------------------------
                               (Please print name)

         Title:                     Director
               -------------------------------------------

         Date:                      11/1/99
               -------------------------------------------




PLEASE RETURN TO:

Gina Rohrbacher
Assistant Vice President
Compliance Director
Lincoln Investment Management, 2R-13
200 East Berry Street
Fort Wayne, IN 46802

            CERTIFICATE OF REVIEW AND COMPLIANCE WITH CODE OF ETHICS


         I hereby acknowledge receipt and review of the Code of Ethics for any or all of the following: Lincoln National Variable Annuity Fund A, Lincoln National Aggressive Growth Fund, Inc., Lincoln National Bond Fund, Inc., Lincoln National Capital Appreciation Fund, Inc., Lincoln National Equity-Income Fund, Inc., Lincoln National Global Asset Allocation Fund, Inc., Lincoln National Growth and Income Fund, Inc., Lincoln National International Fund, Inc., Lincoln National Managed Fund, Inc., Lincoln National Money Market Fund, Inc., Lincoln National Social Awareness Fund, Inc., Lincoln National Special Opportunities Fund, Inc. I understand its provisions and its applicability to me. I have complied with both the letter and the spirit of the Code, and I will continue to do so during the upcoming year. I understand that if I have any questions regarding the Code and its application, I shall direct these questions to Regina Rohrbacher, Compliance Director at (219) 455-7407.



         Signature:          /s/ Kelly D. Clevenger
                   ---------------------------------------

         Name:                  Kelly D. Clevenger
              --------------------------------------------
                               (Please print name)

         Title:                     President
               -------------------------------------------

         Date:                      10/29/99
               -------------------------------------------




PLEASE RETURN TO:

Gina Rohrbacher
Assistant Vice President
Compliance Director
Lincoln Investment Management, 2R-13
200 East Berry Street
Fort Wayne, IN 46802

            CERTIFICATE OF REVIEW AND COMPLIANCE WITH CODE OF ETHICS


         I hereby acknowledge receipt and review of the Code of Ethics for any or all of the following: Lincoln National Variable Annuity Fund A, Lincoln National Aggressive Growth Fund, Inc., Lincoln National Bond Fund, Inc., Lincoln National Capital Appreciation Fund, Inc., Lincoln National Equity-Income Fund, Inc., Lincoln National Global Asset Allocation Fund, Inc., Lincoln National Growth and Income Fund, Inc., Lincoln National International Fund, Inc., Lincoln National Managed Fund, Inc., Lincoln National Money Market Fund, Inc., Lincoln National Social Awareness Fund, Inc., Lincoln National Special Opportunities Fund, Inc. I understand its provisions and its applicability to me. I have complied with both the letter and the spirit of the Code, and I will continue to do so during the upcoming year. I understand that if I have any questions regarding the Code and its application, I shall direct these questions to Regina Rohrbacher, Compliance Director at (219) 455-7407.



         Signature:          /s/ Nancy L. Frisby
                   ---------------------------------------

         Name:                   Nancy L. Frisby
              --------------------------------------------
                               (Please print name)

         Title:                     Director
               -------------------------------------------

         Date:                      11/1/99
               -------------------------------------------




PLEASE RETURN TO:

Gina Rohrbacher
Assistant Vice President
Compliance Director
Lincoln Investment Management, 2R-13
200 East Berry Street
Fort Wayne, IN 46802

            CERTIFICATE OF REVIEW AND COMPLIANCE WITH CODE OF ETHICS


         I hereby acknowledge receipt and review of the Code of Ethics for any or all of the following: Lincoln National Variable Annuity Fund A, Lincoln National Aggressive Growth Fund, Inc., Lincoln National Bond Fund, Inc., Lincoln National Capital Appreciation Fund, Inc., Lincoln National Equity-Income Fund, Inc., Lincoln National Global Asset Allocation Fund, Inc., Lincoln National Growth and Income Fund, Inc., Lincoln National International Fund, Inc., Lincoln National Managed Fund, Inc., Lincoln National Money Market Fund, Inc., Lincoln National Social Awareness Fund, Inc., Lincoln National Special Opportunities Fund, Inc. I understand its provisions and its applicability to me. I have complied with both the letter and the spirit of the Code, and I will continue to do so during the upcoming year. I understand that if I have any questions regarding the Code and its application, I shall direct these questions to Regina Rohrbacher, Compliance Director at (219) 455-7407.



         Signature:         /s/ Barbara S Kowalczyk
                   ---------------------------------------

         Name:                  Barbara S Kowalczyk
              --------------------------------------------
                               (Please print name)

         Title:                     Sr VP
               -------------------------------------------

         Date:                   Nov 1, 1999
               -------------------------------------------




PLEASE RETURN TO:

Gina Rohrbacher
Assistant Vice President
Compliance Director
Lincoln Investment Management, 2R-13
200 East Berry Street
Fort Wayne, IN 46802

            CERTIFICATE OF REVIEW AND COMPLIANCE WITH CODE OF ETHICS


         I hereby acknowledge receipt and review of the Code of Ethics for any or all of the following: Lincoln National Variable Annuity Fund A, Lincoln National Aggressive Growth Fund, Inc., Lincoln National Bond Fund, Inc., Lincoln National Capital Appreciation Fund, Inc., Lincoln National Equity-Income Fund, Inc., Lincoln National Global Asset Allocation Fund, Inc., Lincoln National Growth and Income Fund, Inc., Lincoln National International Fund, Inc., Lincoln National Managed Fund, Inc., Lincoln National Money Market Fund, Inc., Lincoln National Social Awareness Fund, Inc., Lincoln National Special Opportunities Fund, Inc. I understand its provisions and its applicability to me. I have complied with both the letter and the spirit of the Code, and I will continue to do so during the upcoming year. I understand that if I have any questions regarding the Code and its application, I shall direct these questions to Regina Rohrbacher, Compliance Director at (219) 455-7407.



         Signature:         /s/ Kenneth G. Stella
                   ---------------------------------------

         Name:                  Kenneth G. Stella
              --------------------------------------------
                               (Please print name)

         Title:
               -------------------------------------------

         Date:                     11/1/99
               -------------------------------------------




PLEASE RETURN TO:

Gina Rohrbacher
Assistant Vice President
Compliance Director
Lincoln Investment Management, 2R-13
200 East Berry Street
Fort Wayne, IN 46802